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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH GLOBAL RESOURCES TRUST:


We consent to the use in Post-Effective Amendment No. 12 to Registration Statement No. 2-97095 of our report dated September 6, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which also is a part of such Registration Statement.



DELOITTE & TOUCHE LLP
Princeton, New Jersey
November 25, 1996